EXHIBIT 23.5

[RYDER SCOTT COMPANY LETTERHEAD]

CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent petroleum consultants, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in this Registration Statement on Form S-8, to be filed by Plains Exploration & Production Company on or about August 14, 2003, of information from our reserve reports for Plains Exploration & Production Company and its Affiliates as of December 31, 2002, December 31, 2001, December 31, 2000 and December 31, 1999.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.

Houston, Texas

August 14, 2003